UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2007

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation or organization)

0-18492 (COMMISSION FILE NUMBER)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)

(877) 523-9897
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 24, 2007, TeamStaff, Inc. received a Letter of Reprimand from the Nasdaq Stock Market notifying us that the composition of the Company’s Nominating and Corporate Governance Committee fails to comply with the Nasdaq Corporate Governance Rules. One of the members of the Committee was not deemed independent since he worked for the Company within three years.

The Nasdaq Marketplace Rule 4350(c)(4)(A) requires that all nominees for director be either recommended or selected by a majority of independent directors or by a Committee comprised solely of independent directors. The nominees for director were recommended by the Company’s Nominating and Corporate Governance Committee. However, since one of the members of the Committee was previously employed by the Company within three years, the Committee was not composed entirely of “independent” directors as defined in Nasdaq Marketplace Rule 4200(a)(15).

Upon receiving notice of the violation, the Company took immediate corrective action. The violation was inadvertent and the Company’s Board of Directors consists of a majority of independent directors.

The Company does not anticipate any additional action by Nasdaq for this error.

Item 8.01	Other Events

The registrant has changed the address and telephone number of its executive offices. The executive offices are now located at:

1 Executive Drive
Suite 130
Somerset, NJ 08873

The main telephone number is: 877-523-9897

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description
	99.1	Press Release dated September 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Rick Filippelli
Name: Rick Filippelli
Title: President and Chief Executive Officer
Date: September 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 28, 2007.